Exhibit 99.1



            Banknorth Group to Present at Ryan Beck & Co.
             Financial Institutions Investor Conference


PORTLAND, Maine-October 21, 2004--Banknorth Group, Inc. (NYSE: BNK) announced today that William J. Ryan, Chairman, President, and Chief Executive Officer, will take part in a luncheon panel at the Ryan Beck & Co. 2004 Financial Institutions Investor Conference at the Intercontinental Barclay in New York City from 11:55 a.m. - 1:30 p.m. on Wednesday, October 27, 2004.

During the luncheon panel, a conference call-in number of 800-236-9788 will be available for people to listen in.

At September 30, 2004, Banknorth Group, Inc. headquartered in Portland, Maine had $29.0 billion in assets. Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company's website is at www.banknorth.com.

CONTACT:  Banknorth Group, Inc.
          Jeffrey Nathanson, (207) 761-8517